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                                                                    EXHIBIT 10.1

                               PURCHASE AGREEMENT

          PURCHASE AGREEMENT (this "Agreement"), dated as of January __,
2002, by and between Level 8 Systems, Inc., a Delaware corporation having an office at 8000 Regency Parkway, Cary, North Carolina 27511 ("Company") and MLBC, Inc. corporation having an office at 222 Broadway, New York, New York 10038 ("Purchaser").

                              W I T N E S S E T H :

          WHEREAS, Company has agreed to issue and sell to Purchaser, and Purchaser has agreed to purchase from Company, upon the terms and conditions hereinafter provided 250,000 shares of Company's common stock, $0.001 par value per share (the "Common Stock");

          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

I.   DEFINITIONS

          "Affiliate" shall mean, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person, (iii) each of such Person's officers, directors, joint venturers and partners, (iv) any trust or beneficiary of a trust of which such Person is the sole trustee or (v) any lineal descendants, ancestors, spouse or former spouses (as part of a marital dissolution) of such Person (or any trust for the benefit of such Person). For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise. An "Affiliate" for purposes of Purchaser shall include Merrill Lynch & Co. Foundation, Inc.

          "Amended and Restated PCA Shell License Agreement" shall mean that License Agreement between Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation ("Merrill Lynch"), and Company, substantially in the form attached hereto as Exhibit A, whereby Merrill Lynch shall grant a license to Company under Merrill Lynch's copyrights and patents to incorporate the so-called PCA Shell user interface/infrastructure technology into Company's products.

          "Amended and Restated Registration Rights Agreement" shall mean the Registration Rights Agreement by and between Company and Purchaser, substantially in the form attached hereto as Exhibit B, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

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          "Balance Sheet" shall have the meaning set forth in Section
4.6(a) hereof.

          "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

          "Capital Expenditures" shall mean all payments for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and which are required to be capitalized under GAAP.

          "Capital Lease" shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as a capital lease in a note to such balance sheet, other than, in the case of Company or a Subsidiary of Company, any such lease under which Company or such Subsidiary is the lessor.

          "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

          "Charges" shall mean all federal, state, county, city, municipal, local, foreign or other governmental (including, without limitation, PBGC) taxes at the time due and payable, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) Company's or any of its Subsidiaries' employees, payroll, income or gross receipts, (ii) Company's or any of its Subsidiaries' ownership or use of any of its assets, or (iii) any other aspect of Company's or any of the Subsidiaries' business.

          "Cicero Trademark License Agreement" shall mean that certain
License Agreement by and between Company and Merrill Lynch, substantially in the form attached hereto as Exhibit C, as such agreement may be amended, supplemented or otherwise modified from time to time.

          "Closing" shall have the meaning set forth in Section 2.3 hereof.

          "Closing Date" shall have the meaning set forth in Section 2.3 hereof.

          "COBRA" shall have the meaning set forth in Section 4.18(m) hereof.

          "Common Stock" shall have the meaning set forth in the recitals hereto.

          "EBITDA" shall mean the consolidated operating income (before extraordinary items, interest, taxes, depreciation and amortization) of such Person and its consolidated Subsidiaries determined in accordance with GAAP.

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          "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder.

          "ERISA Affiliate" shall mean, with respect to Company, any trade or business (whether or not incorporated) under common control with Company and which, together with Company, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC, excluding Purchaser and each other person which would not be an ERISA Affiliate if Purchaser did not own any issued and outstanding shares of Stock of Company.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

          "Financials" shall mean the financial statements (including the notes thereto) referred to in Section 4.6(a) hereof.

          "Fiscal Year" shall mean the twelve month period ending
December 31.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any Indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof.

          "Indebtedness" of any Person shall mean (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all

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indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capital Lease Obligations, (v) all Guaranteed Indebtedness, (vi) all Indebtedness referred to in clause (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness and (vii) all liabilities under Title IV of ERISA.

          "IRC" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

          "IRS" shall mean the Internal Revenue Service, or any successor thereto.

          "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest as to assets owned by the relevant Person under the Uniform Commercial Code or comparable law of any jurisdiction).

          "Master License Agreement" shall mean that certain Master License Agreement, dated October 24, 1996, between Merrill Lynch, and Seer Technologies, Inc., a Delaware corporation and predecessor-in-interest to Company.

          "Material Adverse Effect" shall mean material adverse effect on the business, assets, operations, prospects (insofar as can reasonably be forseen) or financial or other condition of Company and its Subsidiaries, if any, taken as a whole.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which Company, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

          "Pension Plan" shall have the meaning set forth in Section 4.18(a) hereof.

          "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether

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federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          "Plan" shall have the meaning set forth in Section 4.18(a) hereof.

          "Royalty Termination Agreement" shall mean the Termination of License, Development and Royalty Agreement by and between Merrill Lynch and StarQuest Software, Inc., substantially in the form attached hereto as Exhibit D, as such agreement may be amended, supplemented or otherwise modified from time to time.

          "Rule 144" shall have the meaning set forth in Section 3.7.

          "SEC" shall mean the U.S. Securities and Exchange Commission, or any successor thereto.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

          "Stock" shall mean all shares, options, warrants, general or limited partnership interests, limited liability company membership interest, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including, without limitation, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange
Act).

          "Stockholders Agreement" shall mean that certain Stockholders Agreement dated hereof, by and among Company, Purchaser and those stockholders of Company set forth on Annex I thereto, as such agreement may be amended, supplemented or otherwise modified from time to time.

          "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than fifty (50%) percent of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, and (b) any partnership or other entity in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty (50%) percent.

         "Transaction Documents" shall mean this Agreement, the Amended and Restated Registration Rights Agreement, the Amended and Restated PCA Shell License Agreement, the Cicero Trademark License Agreement, the Royalty Termination



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Agreement and any other certificates or additional documents to be delivered in connection with the transactions contemplated hereunder.

          "Welfare Plan" shall mean any welfare plan, as defined in Section 3(1) of ERISA, which is maintained or contributed to by Company, any of its Subsidiaries or any ERISA Affiliate.

          References to this "Agreement" shall mean this Purchase Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

          Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

II.     THE PURCHASE OF COMMON STOCK

        2.1. Authorization of Issue. Prior to the Closing, Company shall have duly authorized the issuance and sale to Purchaser of the number of shares of Common Stock set forth in Section 2.2 below.

        2.2. Purchase of Common Stock. Subject to the terms and conditions set forth in this Agreement, Purchaser agrees to subscribe for and purchase from Company, and Company agrees to issue and sell to Purchaser, on the Closing Date an aggregate of 250,000 shares of Common Stock. The consideration for the aggregate number of shares of Common Stock subscribed for by Purchaser shall consist of Merrill Lynch's grant of a license to Company, with certain rights to sublicense thereunder, pursuant to the Amended and Restated PCA Shell License Agreement.

        2.3. Closing. (a) The closing of the purchase and sale of the Common Stock (the "Closing") shall take place within five (5) Business Days after the satisfaction or waiver of the conditions set forth in Article VI hereof or such date and time as shall be mutually agreed to by the parties hereto (the "Closing Date") at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, or such other place as shall be mutually agreed to by the parties hereto.

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        (b) Subject to the satisfaction (or waiver) of the conditions set forth in Article VI hereof, on the Closing Date, Company will deliver to Purchaser certificate(s) representing the Common Stock to be purchased by Purchaser, registered in such names and in such denominations as Purchaser requests, provided, however, that any Person designated by Purchaser to receive such Common Stock shall be an Affiliate of Purchaser, against delivery by Merrill Lynch of the Amended and Restated PCA Shell License Agreement, duly executed by Merrill Lynch.

III.    PURCHASER'S REPRESENTATIONS

        Purchaser makes the following representations and warranties to Company, each and all of which shall survive the execution and delivery of this Agreement and the Closing hereunder:

        3.1. Investment Intention. Purchaser is purchasing the Common Stock for its own account, for investment purposes and not with a view to the distribution thereof. Purchaser will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Common Stock (or solicit any offers to buy, purchase, or otherwise acquire any of the Common Stock), except in compliance with the Securities Act.

        3.2. Accredited Investor. Purchaser is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act) and by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, is able to bear the economic risk of such investment and is able to afford a complete loss of such investment.

        3.3. Corporate Existence. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

        3.4. Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents to be executed by it: (i) are within Purchaser's corporate power; (ii) have been duly authorized by all necessary corporate action; (iii) are not in contravention of any provision of Purchaser's certificate of incorporation or by-laws; and (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality binding on Purchaser. This Agreement and the other Transaction Documents to which Purchaser is a party have each been duly executed and delivered by Purchaser and constitute the legal, valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

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        3.5. Reliance on Exemptions. Purchaser understands that the shares of
Common Stock are being offered and sold to it in reliance on specific exemptions from the registration requirements of Securities Act and applicable state securities laws and that Company is relying in part upon the truth and accuracy of the representations and warranties of Purchaser set forth in this Article III in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Common Stock.

        3.6. Information. Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of Company and materials relating to the offer and sale of the securities which have been requested by Purchaser. Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of Company. Neither such inquiries nor any other due diligence investigations conducted by Purchaser or its advisors, if any, or its representatives shall modify, amend or affect in any way Purchaser's right to rely on Company's representations and warranties contained in this Agreement.

        3.7. Transfer or Resale. Purchaser acknowledges that except as provided in this Agreement or the Amended and Restated Registration Rights Agreement: (i) the Common Stock has not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Purchaser shall have delivered to Company an opinion (which shall be satisfied by delivery of an opinion from in-house counsel) in form reasonably satisfactory to Company, to the effect that the Common Stock can be sold, assigned or transferred pursuant to an available exemption under the Securities Act or (C) Purchaser provides Company with reasonable assurances that such Common Stock can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (or any successor thereto)("Rule 144"); (ii) any sale of the Common Stock made in reliance on Rule 144 may be made only in accordance with the provisions of Rule 144; and (iii) neither Company nor any other Person is under any obligation to register the Common Stock under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Common Stock may be (i) pledged in connection with a bona fide margin account or other loan secured by the Common Stock and
(ii) transferred, in whole or in part, to any Affiliate of Purchaser.

        3.8. Legends. Purchaser understands that the certificates or other instruments representing the Common Stock and, until such time as the sale of such Common Stock has been registered under the Securities Act or may be sold pursuant to an available exemption under the Securities Act, the stock certificates representing such Common Stock, except as set forth below, shall bear a restrictive legend in the following form (and a stop-transfer order may be placed against transfer of such stock certificates):


        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE

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        SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR
        INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE 1933 ACT, OR APPLICABLE STATE SECURITIES LAWS, AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT, OR APPLICABLE STATE SECURITIES LAW OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE 1933 ACT. NOTWITHSTANDING THE FOREGOING, SUCH SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES."

        The legend set forth above shall be removed and Company shall issue a certificate without such legend to the holder of the Common Stock if (i) such Common Stock is registered for sale under the Securities Act, (ii) such holder provides Company with an opinion of counsel (which shall be satisfied by delivery of an opinion from in-house counsel), in a form reasonably satisfactory to Company, to the effect that a public sale, assignment or transfer of the Common Stock may be made without registration under the Securities Act or (iii) such holder provides Company with reasonable assurances that the Common Stock can be sold pursuant to Rule 144.

IV.     COMPANY'S REPRESENTATIONS AND WARRANTIES

        Company makes the following representations and warranties to Purchaser, each and all of which shall survive the execution and delivery of this Agreement and the Closing hereunder:

        4.1. Authorized and Outstanding Shares of Capital Stock. After giving effect to the Closing, the authorized capital stock of Company as of November 30, 2001 consists of 40,000,000 shares of Common Stock, $0.001 par value per share, of which 16,174,825 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, $0.001 par value per share, of which 11,570 shares of Series A1 Convertible Redeemable Preferred Stock are issued and outstanding and 30,000 shares of Series B1 Convertible Redeemable Preferred Stock are issued and outstanding. All of such issued and outstanding shares are validly issued, fully paid and non-assessable. Except as set forth on Schedule 4.1, (i) there is no existing option, warrant, call, commitment or other agreement to which Company is a party requiring, and there are no convertible securities of Company outstanding which upon conversion would require, the issuance of any additional shares of Stock of Company or other securities convertible into shares of

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equity securities of Company, other than the Common Stock, and (ii) there are no agreements to which Company is a party or, to the knowledge of Company, to which any stockholder or warrant holder of Company is a party, with respect to the voting or transfer of the Stock of Company or with respect to any other aspect of Company's affairs, other than the Stockholders Agreement. Except as set forth on Schedule 4.1, there are no stockholders' preemptive rights or rights of first refusal or other similar rights with respect to the issuance of Stock by Company, other than pursuant to the Transaction Documents. True and correct copies of the certificate of incorporation and by-laws of Company on effect on the date hereof have been delivered to Purchaser.

        4.2. Authorization and Issuance of Common Stock. The issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of Company and, upon delivery to Purchaser of certificate(s) therefor against payment in accordance with the terms hereof, the Common Stock (i) will have been validly issued and fully paid and non-assessable, (ii) will be free and clear of all pledges, liens, encumbrances and preemptive rights and (iii) assuming that the representations of Purchaser in Article III are true and correct, will have been issued in compliance with all applicable federal and state securities laws, as presently in effect.

         4.3. Corporate Existence; Compliance with Law. Company and each of its Subsidiaries, if any, (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware in the case of Company and as set forth on Schedule 4.4 in the case of its Subsidiaries; (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification (except for jurisdictions in which such failure to so qualify or to be in good standing would not have a Material Adverse Effect); (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now being conducted; (iv) has, or has applied for, all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (v) is in compliance with its certificate or articles of incorporation and by-laws; and (vi) is in compliance with all applicable provisions of law, except for such non-compliance which would not have a Material Adverse Effect.

        4.4. Subsidiaries. There currently exist no Subsidiaries of Company other than as set forth on Schedule 4.4 hereto, which sets forth such Subsidiaries, together with their respective jurisdictions of organization, and the authorized and outstanding capital Stock of each such Subsidiary, by class and number and percentage of each class owned by Company or a Subsidiary of Company or any other Person. There are no options, warrants, rights to purchase or similar rights covering capital Stock for any such Subsidiary.

        4.5. Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by Company of this Agreement, the other

Transaction Documents to which it is a party and all instruments and documents to be delivered by Company, the issuance and sale of the Common Stock and the consummation of the other transactions contemplated by any of the foregoing: (i) are within Company's corporate power and authority; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of Company's certificate of incorporation or by-laws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Company or any of its Subsidiaries is a party or by which Company, any of its Subsidiaries or any of their property is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of Company or any of its Subsidiaries; and (vii) do not require the consent or approval of, or any filing with, any Governmental Authority or any other Person (except (A) for those filings required by the Amended and Restated Registration Rights Agreement, (B) the Form D (referred to in Section 5.1(j) below), and (C) to the extent previously obtained or made). At or prior to the Closing Date, each of this Agreement and the other Transaction Documents shall have been duly executed and delivered by Company and each shall then constitute a legal, valid and binding obligation of Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     4.6. Financial Statements. (a) The audited consolidated balance sheet of Company as at December 31, 2000, and the related consolidated statements of income and cash flows for the year then ended, with the opinion thereon of Deloitte & Touche ("D&T"), and the unaudited consolidated balance sheet of Company as at November 30, 2001 (the "Balance Sheet") and the related unaudited consolidated statements of income and cash flows for the three months then ended, copies of which have previously been delivered to Purchaser, have been, except as noted therein, prepared in conformity with GAAP consistently applied throughout the periods involved and present fairly in all material respects the consolidated financial position of Company as at the dates thereof, and the consolidated results of its operations and cash flows for the periods then ended, subject, in the case of the interim financial statements, to normal year-end audit adjustments.

     (b) Except as set forth on Schedule 4.6, neither Company nor any of its Subsidiaries has any material obligations, contingent or otherwise, including, without limitation, liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the Financials, other than those incurred since December 31, 2000, in the ordinary course of business.

     (c) Except as set forth on Schedule 4.6, no dividends or other distributions have been declared, paid or made upon any shares of capital Stock of

Company, nor have any shares of capital Stock of Company been redeemed, retired, purchased or otherwise acquired for value by Company since December 31, 2000.

     4.7. S-3 Eligibility. As of the Closing Date, the Company is eligible to file a form S-3 registration statement with respect to a sale of stock by any stockholder.

     4.8. SEC Filings. (a) Company has filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") since December 31, 1998 (the "Company SEC Documents").

     (b) As of its filing date, except as expressly set forth on Schedule 4.8, each Company SEC Document filed pursuant to the Exchange Act (i) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed Company SEC Document, (ii) complied in all material respects with the Exchange Act and
(iii) was filed with the SEC in a timely manner.

     (c) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act as of the date such registration statement or amendment became effective (i) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that such statements have been modified or superseded by a later filed Company SEC Document and (ii) complied in all material respects with the Securities Act.

     4.9. Absence of Certain Changes. Except as disclosed in Company SEC Documents filed prior to the date of this Agreement or as disclosed on Schedule 4.9, since December 31, 2000, Company and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

     (a) any event, occurrence, development change or circumstance which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company;

     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Company, or any repurchase, redemption or other acquisition by Company or any of its Subsidiaries of any amount of outstanding shares of capital stock or other equity securities of, or other ownership interests in, Company or any of its Subsidiaries;

     (c) any amendment of any term of any outstanding security of Company or any of its Subsidiaries that would materially increase the obligations of Company or such Subsidiary under such security;

     (d) (x) any incurrence or assumption by Company or any of its Subsidiaries of any indebtedness for borrowed money other than under existing credit facilities (or any renewals, replacements or extensions that do not increase the aggregate commitments thereunder) (A) in the ordinary course of business consistent with past practice (it being understood that any indebtedness incurred prior to the date hereof in respect of Capital Expenditures shall be considered to have been in the ordinary course of business consistent with past practice) or (B) in connection with any acquisition or capital expenditure or
(y) any guarantee, endorsement or other incurrence or assumption of liability (whether directly, contingently or otherwise) by Company or any of its Subsidiaries for the obligations of any other person (other than any wholly owned Subsidiary of Company), other than in the ordinary course of business consistent with past practice;

     (e) any creation or assumption by Company or any of its Subsidiaries of any consensual Lien on any material asset of Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practice;

     (f) any making of any loan, advance or capital contribution to or investment in any person by Company or any of its Subsidiaries other than (i) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of Company or (ii) loans or advances to employees of Company or any of its Subsidiaries made in the ordinary course of business consistent with past practice;

     (g) any material change in any method of accounting or accounting principles or practice by Company or any of its Subsidiaries, except for any such change required by reason of a change in GAAP; or

     (h) any (i) grant of any severance or termination pay to any director, officer or employee of Company or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Company or any of its Subsidiaries, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or
(iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of Company or any of its Subsidiaries other than, in the case of clause (iv) only, increases prior to the date hereof in compensation, bonus or other benefits payable to employees of Company or any of its Subsidiaries in the ordinary course of business consistent with past practice or merit increases in salaries of employees at regularly scheduled times in customary amounts consistent with past practices.

     4.10. No Undisclosed Material Liabilities. There have been no liabilities or obligations (whether pursuant to contracts or otherwise) of any kind whatsoever incurred by Company or any of its Subsidiaries since December 31, 2000, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

     (a) liabilities or obligations disclosed or provided for in Company's Financials or in Company SEC Documents filed prior to the date hereof;

     (b) liabilities or obligations which, individually and in the aggregate, have not had and would not have a Material Adverse Effect on Company; or

     (c)   liabilities or obligations under this Agreement.

     4.11. Environmental Matters. Except as set forth on Schedule 4.11, Company and its Subsidiaries (i) are in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"),
(ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as now conducted, except where the failure to receive such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

     4.12. Employee Relations. Neither Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of Company or any of its Subsidiaries, is any such dispute threatened. Except as disclosed in
Schedule 4.12, none of Company's or its Subsidiaries' employees is a member of a union, neither Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and Company and its Subsidiaries believe that their relations with their employees are good. Except as disclosed in Schedule 4.12, no executive officer (as defined in Rule 501(f) of the Securities Act) has notified Company's Board of Directors that such officer intends to leave Company or otherwise terminate such officer's employment with Company and Company does not have any plans or otherwise expect to terminate any such officer during the six months following the date of this Agreement.

     4.13 Taxes. Except as set forth on Schedule 4.13, all federal, state, local and foreign tax returns, reports and statements required to be filed by Company and its Subsidiaries have been timely filed with the appropriate Governmental Authority and all such returns, reports and statements are true, correct and complete in all material respects. All Charges and other impositions shown or determined to be due for the periods covered by such returns, reports and statements have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. Proper and accurate amounts have been withheld by Company and its Subsidiaries from its employees for all periods in compliance in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies. Neither Company nor any of its Subsidiaries has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. No tax audits or other administrative or judicial proceedings are pending or to the knowledge of Company threatened with regard to any Charges for which Company or any Subsidiary may be liable and, to the knowledge of Company, no assessment of Charges is proposed against Company or any Subsidiary. Neither Company nor any of its Subsidiaries has filed a consent pursuant to IRC Section 341(f) or agreed to have IRC Section 341(f)(2) apply to an dispositions of subsection (f) assets (as such term is defined in IRC Section 341(f)(4)). None of the property owned by Company or any of its Subsidiaries is property which such company is required to treat as being owned by any other Person pursuant to the provisions of
Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of IRC Section 168(h). Neither Company nor any of its Subsidiaries has agreed or has been requested to make any adjustment under IRC Section 481(a) by reason of a change in accounting method or otherwise. Neither Company nor any of its Subsidiaries has any obligation under any written tax sharing agreement.

     4.14. No Litigation. Except as disclosed on Schedule 4.14, no action, claim or proceeding is now pending or, to the knowledge of Company or its Subsidiaries, threatened against Company or any of its Subsidiaries, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators.

     4.15. Brokers. Except as set forth on Schedule 4.15, no broker or finder acting on behalf of Company or any of its Subsidiaries brought about the consummation of the transactions contemplated pursuant to this Agreement and neither Company nor any of its Subsidiaries has any obligation to any Person in respect of any finder's or brokerage fees (or any similar obligation) in connection with the transactions contemplated by this Agreement. Company is solely responsible for the payment of all such finder's or brokerage fees.

     4.16. Employment Agreements. Except as set forth on Schedule 4.16, there are no employment, consulting or management agreements covering management of Company or any of its Subsidiaries.

     4.17. Patents, Trademarks, Copyrights and Licenses. Company and each of its Subsidiaries owns (or, with respect to the patents listed on Schedule 4.17(a), possesses all necessary rights to such patents or valid licenses covering such patents) all licenses, patent applications, copyrights, service marks, trademarks and registrations and applications for registration thereof, and trade names necessary to continue to conduct its business as heretofore conducted by it and now being conducted by it, each of which is listed, together with Patent and Trademark Office or Copyright
4.17. Office application or registration numbers, where applicable, on Schedule 4.17(b) hereto. To Company's knowledge, Company and each of its Subsidiaries conducts its businesses without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, except as set forth on Schedule 4.17(c) hereto. To Company's knowledge, there is no infringement by others of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of Company or any of its Subsidiaries, except as set forth on Schedule 4.17(d) hereto.

     4.18. ERISA. (a) Schedule 4.18 sets forth: (i) all "employee benefit plans", as defined in Section 3(3) of ERISA, and any other employee benefit arrangements or payroll practices, including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, consulting or other compensation agreements, retirement, deferred compensation, bonus, stock purchase, hospitalization, medical insurance, life insurance and scholarship programs (the "Plans") maintained by Company and any of its Subsidiaries or to which Company or and of its Subsidiaries contributed or is obligated to contribute thereunder, and (ii) all "employee pension plans", as defined in
Section 3(2) of ERISA (the "Pension Plans"), maintained by Company, any of its Subsidiaries or any of its ERISA Affiliates to which Company, any of its Subsidiaries or any of its ERISA Affiliates contributed or is obligated to contribute thereunder.

     (b) Purchaser will not have (i) any obligation to make any contribution to any Multiemployer Plan or (ii) any withdrawal liability from any such Multiemployer Plan under Section 4201 of ERISA which it would not have had if it had not purchased the Common Stock from Company at the Closing in accordance with the terms of this Agreement.

     (c) The Pension Plans intended to be qualified under Section 401 of the IRC are so qualified and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the IRC, and nothing has occurred with respect to the operation of the Pension Plans which could cause the loss of such qualification or exemption or the imposition of any liability, penalty, or tax under ERISA or the IRC.

     (d) All contributions required by law or pursuant to the terms of the Plans (without regard to any waivers granted under Section 412 of the IRC) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension) and no accumulated funding deficiencies exist in any of the Pension Plans.

     (e) There is no "amount of unfunded benefit liabilities" as defined in
Section 4001(a)(18) of ERISA in any of the respective Pension Plans. Each of the respective Pension Plans are fully funded in accordance with the actuarial assumptions used by the PBGC to determine the level of funding required in the event of the termination of the Pension Plan and all benefit liabilities do not exceed the assets of such Pension Plans.

         (f) There has been no "reportable event" as that term is defined in
Section 4043 of ERISA and the regulations thereunder with respect to the Pension Plans which would require the giving of notice, or any event requiring disclosure under Sections 4041(c)(3)(C), 4063(a) or 4068(f) of ERISA.

         (g) There is no material violation of ERISA with respect to the filing of applicable reports, documents, and notices regarding the Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Plans.

         (h) True, correct and complete copies of the following documents, with respect to each of the Plans, have been made available or delivered to Purchaser by Company: (A) any plans and related trust documents, and amendments thereto,
(B) the most recent Forms 5500 (including any schedules thereto) and the most recent actuarial valuation report, if any, (C) the last IRS determination letter, (D) summary plan descriptions and (E) written communications to employees relating to the Plans.

         (i) There are no pending actions, claims or lawsuits which have been asserted or instituted or, to the knowledge of Company, asserted against the Plans, the assets of any of the trusts under such Plans or the Plan sponsor or the Plan administrator, or against any fiduciary of the Plans with respect to the operation of such Plans (other than routine benefit claims), nor does Company or any of its Subsidiaries have knowledge of facts which could form the basis for any such claim or lawsuit.

         (j) All amendments and actions required to bring the Plans into conformity in all material respects with all of the applicable provisions of ERISA and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

         (k) The Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA (including rules and regulations thereunder) and other applicable Federal and state law, and neither Company nor any of its Subsidiaries or to the knowledge of Company, any other "party in interest" or "disqualified person" with respect to the Plans has engaged in a "prohibited transaction" within the meaning of Section 4975 of the IRC or Section 406 of ERISA.

         (l) None of Company, any of its Subsidiaries or any ERISA Affiliate has terminated any Pension Plan, or incurred any outstanding liability under Section 4062 of ERISA to the PBGC, or to a trustee appointed under Section 4042 of ERISA.

         (m) None of Company, any of its Subsidiaries or any ERISA Affiliate maintains retired life and retired health insurance plans which are Welfare Plans and which provide for continuing benefits or coverage for any participant or any beneficiary of a participant except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and at the expense of the participant or the participant's beneficiary. Company, all of its Subsidiaries and all ERISA Affiliates which maintains a Welfare Plan has complied with the notice and continuation requirements of COBRA and the regulations thereunder.

         (n) None of Company, any of its Subsidiaries or any ERISA Affiliate has contributed or been obligated to contribute to a Multiemployer Plan as of the Closing.

         (o) None of Company, any of its Subsidiaries or any ERISA Affiliate has withdrawn in a complete or partial withdrawal from any Multiemployer Plan prior to the Closing Date, nor has any of them incurred any liability due to the termination or reorganization of a Multiemployer Plan.

         (p) None of Company, any of its Subsidiaries, any ERISA Affiliate or any organization to which Company is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction, within the meaning of Section 4069 of ERISA.

         4.19. Minute Books. The minute books of Company, as previously made available to Purchaser, accurately reflect all formal corporate action of the stockholders and Board of Directors of Company.

         4.20. Private Offering. Company and all Persons acting on its behalf have not made, directly or indirectly, and will not make, offers or sales of any securities or solicited any offers to buy any security under circumstances that would require registration of the Common Stock or the issuance of such securities under the Securities Act. Subject to the accuracy and completeness of the representations and warranties of Purchaser contained in Section 3.1, the offer, sale and issuance by Company to Purchaser of the Common Stock are exempt from the registration requirements of the Securities Act.

         4.21. Listing Maintainance Requirements Compliance. The principal market on which the Common Stock is currently traded is the NASDAQ National Market System ("NASDAQ"). Except as disclosed on Schedule 4.21, Company has not since December 31, 2000 received notice (written or oral) from NASDAQ (or any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted)) to the effect that Company is not in compliance with the listing or maintenance requirements of such market or exchange. After giving effect to the transactions contemplated by this Agreement and the Transaction Documents, Company is and will be in compliance with all such maintenance requirements.

         4.22 Internal Accounting Controls. Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

      4.23. Transactions with Affiliates. Except as set forth on Schedule 4.23 or the SEC Documents and other than the grant or exercise of stock options disclosed on Schedule 4.1, none of the executive officers or directors of Company is presently a party to any transaction with Company or any of its Subsidiaries (other than for services as executive officers and directors) involving an amount in excess of $60,000, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of Company, any corporation, partnership, trust or entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

      4.24. Master License Agreement. With respect to the Master License Agreement, (i) such agreement is legal, valid, binding, enforceable and in full force and effect as of the date hereof, (ii) neither Company nor any of its Subsidiaries is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by, or permit termination, modification, or acceleration, under such agreement; and (iii) Company has not repudiated any provision of such agreement.

      4.25. Insurance. Company has in full force and effect policies of insurance covering matters customary for its industry, including without limitation, directors and officers liability insurance, all in amounts customary for its industry.

      4.26. Full Disclosure. No information contained in this Agreement, any other Transaction Document, the Financials or any written statement furnished by or on behalf of Company pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which made.

V. COVENANTS

      5.1. Covenants of Company. Company covenants and agrees that from and after the date hereof (except as otherwise provided herein):

      (a) Books and Records. Company shall, and shall cause its Subsidiaries to, keep adequate records and books of account with respect to their business activities, in which proper entries, reflecting all of their financial transactions, are made in accordance with GAAP.

     (b) Financial and Business Information

         (i) Company will deliver to Purchaser as soon as practicable after the end of each of the first three quarterly fiscal periods in each fiscal year of Company, but in any event within forty five (45) days thereafter, (A) an unaudited consolidated balance sheet of Company and its Subsidiaries, if any, as at the end of such quarter, and (B) unaudited consolidated statements of income and cash flows of Company and its Subsidiaries, if any, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in comparative form in each case the projected consolidated figures for such period and the actual consolidated figures for the comparable period of the prior fiscal year. Such statements shall be (1) prepared in accordance with GAAP consistently applied, (2) in reasonable detail and (3) certified by the principal financial or accounting officer of Company.

         (ii) Company will deliver to Purchaser as soon as practicable after the end of each Fiscal Year of Company, but in any event within ninety (90) days thereafter, (A) an audited consolidated balance sheet of Company and its Subsidiaries, if any, as at the end of such year, and (B) audited consolidated statements of income and cash flows of Company and its Subsidiaries, if any, for such year; setting forth in each case in comparative form the figures for the previous year. Such statements shall be (1) prepared in accordance with GAAP consistently applied, (2) in reasonable detail and (3) certified by D&T or Company's current auditors or such other firm of independent certified public accountants of recognized national standing selected by Company and reasonably acceptable to Purchaser.

         (iii) In lieu of its obligations under Sections 5.1(b)(i) and (ii) above and so long as Company has a class of equity securities registered pursuant to Section 12 of the Exchange Act, Company will file on or before the required date all regular or periodic reports (pursuant to the Exchange Act) required to be filed with the SEC pursuant to the Exchange Act and will deliver to Purchaser promptly upon their becoming available (unless such reports are available through the SEC's EDGAR system) one copy of each report, notice or proxy statement sent by Company to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange Act) and any registration statement, prospectus or written communication (other than transmittal letters) (pursuant to the Securities Act), filed by Company with (i) the SEC or (ii) any securities exchange on which shares of Common Stock of Company are listed.

     (c) Reporting. Company will, so long as the shares of Common Stock are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, file reports and other information with the Commission under Section 13 or 15(d) of the Exchange Act.

     (d) Access to Information. Company covenants that it will permit Purchaser and Purchaser's Affiliates, for so long as they own any shares of Common Stock that, in the aggregate, represent at least twenty (20%) percent of the aggregate shares purchased under the Agreement and the Original Purchase Agreement, dated as of July 31, 2000, (the "Minimum Threshold"), and any Person acting in a representative capacity on behalf of Purchaser and who is designated in writing by Purchaser, to reasonably request and be furnished with such data, books and records as Purchaser requests; provided, however, Purchaser shall be limited to one (1) such request in any ninety (90) day period. Purchaser shall, and shall cause any Person designated by them pursuant to the first sentence of this
Section 5.1(d) to, keep confidential all information furnished to, or made available to, them pursuant to this Section 5.1(d), nor shall any of them use, or permit any such Person to use, any such information for any purpose other than to evaluate their investment in the shares of Common Stock; except that Purchaser and such other holders shall have no obligation to keep confidential information which is or becomes generally available to the public other than as a result of a disclosure by Purchaser or any such other holders or their representatives.

     (e) Transactions with Stockholders and Affiliates. Except as to any agreements contemplated by this Agreement, for so long as Purchaser and any Purchaser Affiliates own shares of Common Stock that, in the aggregate, represent at least the Minimum Threshold, Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make loans, advances or payments to, or sell, transfer or lease any assets or property to, any Person who beneficially owns in the aggregate 5% or more of the voting securities of Company or any Affiliate or Associate (as such terms are defined in the rules and regulations under the Exchange Act) of Company.

     (f) Lost, Stolen, Destroyed or Mutilated Stock Certificates. Upon receipt of evidence reasonably satisfactory to Company of the loss, theft, destruction or mutilation of any certificate for shares of Common Stock and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to Company (which may be an undertaking by a Purchaser to so indemnify Company), or, in the case of mutilation, upon surrender and cancellation thereof, Company will issue a new certificate of like tenor for a number of shares of Common Stock equal to the number of shares of such stock represented by the certificate lost, stolen, destroyed or mutilated.

     (g) Stop Transfer Instruction. Company may not make any notation on its records or give instructions to any transfer agent of Company which enlarge the restrictions on transfer set forth in Section 3.7.

     (h) Furnishing of Information. As long as Purchaser owns the Common Stock, Company will cause the Common Stock to continue at all times to be registered under Section 12 of the Exchange Act or subject to Section 15(d) of the Exchange Act, will timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Company after the date hereof pursuant to Section 13, 14 or 15(d) of the Exchange Act and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. As long as any Purchaser owns the Common Stock, if Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to Purchaser and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act. Company further covenants that it will take such further action as the holders of a majority of the Common Stock may reasonably request, all to the extent required from time to time to enable such Person to sell the Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in Section 3.7. Upon the request of any such Person, Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

     (i) Integration. Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Common Stock in a manner that would require the registration under the Securities Act of the sale of the Common Stock to any Purchaser, or to issue securities in such circumstances that is likely to result in such offering being integrated with the sale of the Common Stock in such manner that stockholder approval would be required pursuant to any stockholder approval provision applicable to Company or its securities.

     (j) Form D. Company agrees to file in a timely manner with the SEC a Form D with respect to the Common Stock as required by Rule 506 of the rules promulgated under the Securities Act and to provide a copy thereof to each Purchaser promptly after such filing.

     (k) Press Release; Filing of Form 8-K. Subject to the provisions of Section
9.9 hereof, Company shall issue a press release in form and substance acceptable to Purchaser promptly following the Closing.

     (l) Best Efforts. Company shall use its best efforts to satisfy each of the conditions to be satisfied by it as provided in Sections 6.1 and 6.2 of this Agreement.

     (m) Insurance. Company shall and shall cause each Subsidiary of Company to maintain insurance covering, without limitation, fire, theft, burglary, public liability, property damage, product liability, workers' compensation, directors' and officers' insurance and insurance on all property and assets material to the operation of the business, all in amounts customary for the industry. Company shall, and shall cause each of its Subsidiaries to, pay all insurance premiums payable by them.

     (n) Amendment to the Registration Statement. Company shall promptly, upon the request of Purchaser, file a prospectus supplement pursuant to Rule 424 under the Securities Act to include MLBC, Inc., as a selling stockholder. In addition, Company shall, in the event of a filing of any amendment to a registration statement filed by the Company with the SEC, include MLBC, Inc. as a selling stockholder pursuant to such registration statement.

VI.  CLOSING CONDITIONS

     6.1. Conditions Precedent to Obligations of Purchaser. The obligations of Purchaser to purchase the Common Stock pursuant to Section 2.2 hereof is subject to the condition that Purchaser shall have received, on the Closing Date, the following, each dated as of the Closing Date unless otherwise indicated, in form and substance satisfactory to Purchaser:

     (a) Favorable opinions of Powell, Goldstein, Frazer & Murphy LLP, counsel to Company, substantially in the form attached hereto as Exhibit E, it being understood that to the extent that such opinion of counsel to Company shall rely upon any other opinion of counsel, each such other opinion shall be in form and substance reasonably satisfactory to Purchaser and shall provide that Purchaser may rely thereon.

     (b) Resolutions of the board of directors of Company, certified by the Secretary or Assistant Secretary of Company, as of the Closing Date, to be duly adopted and in full force and effect on such date, authorizing (i) the consummation of each of the transactions contemplated by this Agreement and (ii) specific officers to execute and deliver this Agreement and each other Transaction Document to which it is a party.

     (c) Governmental certificates, dated the most recent practicable date prior to the Closing Date, with telegram updates where available, showing that Company is organized and in good standing in the jurisdiction of its organization and is qualified as a foreign corporation and in good standing in all other jurisdictions in which it is qualified to transact business.

     (d) A copy of the organizational charter and all amendments thereto of Company, certified as of a recent date by the Secretary of State of the State of Delaware, and copies of Company's by-laws, certified by the Secretary or Assistant Secretary of Company as true and correct as of the Closing Date.

     (e) The Amended and Restated Registration Rights Agreement, the Amended and Restated PCA Shell License Agreement, the Cicero Trademark License Agreement, the Royalty Termination Agreement and such other Transaction Documents to be delivered on or prior to the Closing Date, duly executed by the parties thereto.

     (f) Certificates of the Secretary or an Assistant Secretary of Company, dated the Closing Date, as to the incumbency and signatures of the officers of Company executing this Agreement, the Common Stock, each other Transaction Document to which it is a party and any other certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

     (g) Certificate of the President of Company, dated the Closing Date, stating that all of the representations and warranties of Company contained herein or in the other Transaction Documents are true and correct on and as of the Closing Date as if made on such date and that no breach of any covenant contained in Section V has occurred or would result from the Closing hereunder; and

     (h) The Common Stock shall have been at all times since the date of this Agreement and on the Closing Date listed for trading on the NASDAQ.

     6.2. Additional Conditions of Purchaser. The obligation of Purchaser to purchase the Common Stock pursuant to Section 2.2 is subject to the additional conditions precedent that:

     (a) Except as disclosed pursuant to Section IV hereof, there shall not have occurred any event or condition since December 31, 2000 which could have a Material Adverse Effect.

     (b) All of the representations and warranties of Company contained herein or in the other Transaction Documents shall be true and correct on and as of the Closing Date as if made on such date and no breach of any covenant contained herein shall have occurred or would result from the Closing hereunder.

     (c) Company shall have delivered to Purchaser a letter from Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days of the Closing Date.

     (d) Company shall have wired to Purchaser or its designee funds in an amount equal to Purchaser's legal fees and expenses related to the transactions contemplated hereby.

     6.3. Conditions Precedent to Obligations of Company. The obligations of Company to sell the Common Stock pursuant to Section 2.2 hereof is subject to the condition that Company shall have received, on the Closing Date, the following, each dated as of the Closing Date unless otherwise indicated, in form and substance satisfactory to Company:

     (a) The Amended and Restated Registration Rights Agreement, the Amended and Restated PCA Shell License Agreement, the Cicero Trademark License Agreement, the Royalty Termination Agreement and such other Transaction Documents to be delivered on or prior to the Closing Date, duly executed by the parties thereto.

     (b) Certificates of the Secretary or an Assistant Secretary of Purchaser, dated as of the Closing Date, as to the incumbency and signatures of the officers of Purchaser executing this Agreement and each other Transaction Document to which it is a party and any other certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

     (c) Certificate of an Executive Vice President or Senior Vice President of Purchaser, dated as of the Closing Date, stating that all of the representations and warranties of Purchaser contained herein or in the other Transaction Documents are true and correct on and as of the Closing Date as if made on such date.

VII.  INDEMNIFICATION

     Company agrees to indemnify and hold harmless Purchaser and its Affiliates and their respective officers, directors and employees from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind ("Losses") which may be imposed upon, incurred by or asserted against Purchaser or such other indemnified Persons in any manner relating to or arising out of any untrue representation, breach of warranty or failure to perform any covenants or agreement by Company contained herein or in any certificate or document delivered pursuant hereto or otherwise relating to or arising out of the transactions contemplated hereby. Notwithstanding the foregoing, Company shall not be required to indemnify any Purchaser under the terms of this Article VII with respect to any claim or violation for which indemnification is expressly excluded under the Amended and Restated Registration Rights Agreement.

VIII. EXPENSES

     (a) Company shall pay all reasonable out-of-pocket expenses of Purchaser in connection with any amendment, modification or waiver, or consent with respect to, any of the Transaction Documents.

     (b) Company shall pay all reasonable out-of-pocket expenses of Purchaser in connection with any attempt to enforce any rights of Purchaser against Company, any Subsidiary of Company or any other Person that may be obligated to Purchaser by virtue of any of the Transaction Documents (including the reasonable fees and expenses of all of its counsel and consultants retained in connection with the Transaction Documents and the transactions contemplated thereby).

     (c) Company shall pay the expenses of Purchaser not exceeding $25,000 in connection with the preparation of the Transaction Documents and the transactions contemplated thereby, including without limitation, all legal fees and expenses of Weil, Gotshal & Manges LLP, counsel to Purchaser.

IX.   MISCELLANEOUS

     9.1. Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback addressed as follows:

          If to Company:

          Level 8 Systems, Inc.
          8000 Regency Parkway
          Cary, North Carolina 27511
          Attn:  John P. Broderick
          Telecopy Number: (919) 380-5121

          with a copy to:

          Powell, Goldstein, Frazer & Murphy LLP
          191 Peachtree Street N.E., 16th Floor
          Atlanta, Georgia  30303
          Attn:  Scott D. Smith, Esq.
          Telecopy Number: (404) 572-6999

          If to Purchaser:

          MLBC, Inc.
          c/o Merrill Lynch Corporate Law Department
          222 Broadway, 17th Floor
          New York, New York  10038
          Attn: Katherine Zrike
          Telecopy Number: (212) 670-4517

          with copies to:

          Mark B. Goldfus, Esq.
          Merrill Lynch Corporate Law
          222 Broadway, 17th Floor
          New York, New York  10038
          Telecopy Number:  (212) 670-4518
          with copies to:

          Weil, Gotshal & Manges LLP
          767 Fifth Avenue
          New York, New York  10153
          Attn:  Michael A. King, Esq.
                 S. Wade Angus, Esq.
          Telecopy Number:  (212) 310-8007

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three (3) Business Days after the same shall have been deposited with the United States mail.

        9.2. Binding Effect; Benefits. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

        9.3. Complete Agreement; Amendment. This Agreement, together with the other Transaction Documents, constitutes the complete agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersedes any previous agreement or understanding between them relating thereto. No amendment or waiver of any provision of this Agreement or any other Transaction Document nor consent to any departure by Company therefrom, shall in any event be effective unless the same shall be in writing and signed by Company and Purchaser, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action, of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

        9.4. Successors and Assigns; Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Company without the prior written consent of Purchaser. Any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by Purchaser to (i) Merrill Lynch & Co. Foundation, Inc. or (ii) any Affiliate of Purchaser without the prior written consent of Company, except the obligation of Purchaser to purchase the Common Stock at Closing. All covenants contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

        9.5. Remedies. Purchaser, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

        9.6. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

        9.7. Severability. In the event that any one or more of the provisions contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Agreement shall not be in any way impaired.

        9.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

        9.9. Publicity. Neither Purchaser nor Company shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or public disclosure is approved by the other party in advance. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable, and may make such disclosure as it is advised by its counsel is required by law.

        9.10. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of New York without regard to the principles thereof relating to conflict of laws. Each of the parties hereby submits to personal jurisdiction and waives any objection as to venue in the federal or state courts located in the County of New York, State of New York. Service of process on the parties in any action arising out of or relating to this Agreement shall be effective if mailed to the parties in accordance with Section 9.1 hereof. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement.

          IN WITNESS WHEREOF, Company and Purchaser have executed this Agreement as of the day and year first above written.


                                        LEVEL 8 SYSTEMS, INC.


                                        By:
                                           ----------------------------------
                                             Name:
                                             Title:

                                        MLBC, INC.


                                        By:
                                           ----------------------------------
                                              Name:
                                              Title:

------------------------------------------------------------------------------



                               PURCHASE AGREEMENT


                          dated as of January __, 2002


                                 by and between


                             LEVEL 8 SYSTEMS, INC.,


                                      and


                                   MLBC, INC.






-------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                               PURCHASE AGREEMENT

                                                                        Page

I.       DEFINITIONS....................................................  1

II.      THE PURCHASE OF COMMON STOCK ..................................  6

         2.1.     Authorization of Issue................................  6

         2.2.     Purchase of Common Stock .............................  6

         2.3.     Closing ..............................................  6

III.     PURCHASER'S REPRESENTATIONS ...................................  7

         3.1.     Investment Intention .................................  7

         3.2.     Accredited Investor ..................................  7

         3.3.     Corporate Existence ..................................  7

         3.4.     Corporate Power; Authorization; Enforceable
                  Obligations ..........................................  7

         3.5.     Reliance on Exemptions ...............................  8

         3.6.     Information ..........................................  8

         3.7.     Transfer or Resale....................................  8

         3.8.     Legends ..............................................  8

IV.      COMPANY'S REPRESENTATIONS AND WARRANTIES.......................  9

         4.1.     Authorized and Outstanding Shares of Capital Stock....  9

         4.2.     Authorization and Issuance of Common Stocks .......... 10

         4.3.     Corporate Existence; Compliance with Law ............. 10

         4.4.     Subsidiaries ......................................... 10

         4.5.     Corporate Power; Authorization; Enforceable
                  Obligations .......................................... 10

         4.6.     Financial Statements ................................. 11

         4.7.     S-3 Eligibility ...................................... 12

         4.8.     SEC Filings .......................................... 12

         4.9.     Absence of Certain Changes ........................... 12

         4.10.    No Undisclosed Material Liabilities .................. 14

         4.11.    Environmental Matters ................................ 14

         4.12.    Employee Relations ................................... 14

         4.13.    Taxes ................................................ 14

         4.14.    No Litigation ........................................ 15

         4.15.    Brokers .............................................. 15

         4.16.    Employment Agreements................................. 15

         4.17.    Patents, Trademarks, Copyrights and Licenses ......... 15

                               TABLE OF CONTENTS
                                  (continued)

                                                                        Page

         4.18.    ERISA ................................................ 16

         4.19.    Minute Books ......................................... 18

         4.20.    Private Offering ..................................... 18

         4.21.    Listing Maintainance Requirements Compliance ......... 18

         4.22.    Internal Accounting Controls ......................... 18

         4.23.    Transactions with Affiliates ......................... 19

         4.24.    Master License Agreement ............................. 19

         4.25.    Insurance ............................................ 19

         4.26.    Full Disclosure ...................................... 19

V.       COVENANTS ..................................................... 19

         5.1.     Covenants of Company ................................. 19

VI.      CLOSING CONDITIONS ............................................ 23

         6.1.     Conditions Precedent to Obligations of Purchaser ..... 23

         6.2.     Additional Conditions of Purchaser ................... 24

         6.3.     Conditions Precedent to Obligations of Company ....... 24

VII.     INDEMNIFICATION ............................................... 25

VIII.    EXPENSES ...................................................... 25

IX.      MISCELLANEOUS ................................................. 25

         9.1.     Notices .............................................. 25

         9.2.     Binding Effect; Benefits ............................. 27

         9.3.     Complete Agreement; Amendment ........................ 27

         9.4.     Successors and Assigns; Assignability ................ 27

         9.5.     Remedies ............................................. 28

         9.6.     Section and Other Headings ........................... 28

         9.7.     Severability ......................................... 28

         9.8.     Counterparts ......................................... 28

         9.9.     Publicity ............................................ 28

         9.10.    Governing Law; Waiver of Jury Trial .................. 28

                               TABLE OF CONTENTS

                               PURCHASE AGREEMENT
                                                                            Page
Schedules

Schedule 4.1  - Stock and Warrants
Schedule 4.4  - Subsidiaries
Schedule 4.6  - Financial Statements; Other Obligations
Schedule 4.8  - SEC Filings
Schedule 4.9  - Absence of Certain Changes
Schedule 4.11 - Environmental Matters
Schedule 4.12 - Employee Relations
Schedule 4.13 - Taxes
Schedule 4.14 - Litigation
Schedule 4.15 - Brokers
Schedule 4.16 - Employment Contracts
Schedule 4.17 - Patents, Trademarks, Etc.
Schedule 4.18 - ERISA
Schedule 4.21 - Listing Maintenance Requirements Compliance
Schedule 4.23 - Affiliate Transactions

Exhibits

Exhibit A       Form of Amended and Restated PCA Shell License Agreement
Exhibit B       Form of Amended and Restated Registration Rights Agreement
Exhibit C       Form of Cicero Trademark Licensing Agreement
Exhibit D       Form of Royalty Termination Agreement
Exhibit E       Form of Opinion of Company Counsel